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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                                DECEMBER 20, 2002
                Date of Report (Date of earliest event reported)


                      WHITE MOUNTAINS INSURANCE GROUP, LTD.
             (Exact name of registrant as specified in its charter)



           BERMUDA                     1-8993                   94-2708455
(State or other jurisdiction of      (Commission             (I.R.S. Employer
 incorporation or organization)      file number)           Identification No.)


              28 GATES STREET, WHITE RIVER JUNCTION, VERMONT 05001
                    (Address of principal executive offices)


                                 (802) 295-4500
              (Registrant's telephone number, including area code)


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ITEM 7.         FINANCIAL STATEMENTS AND EXHIBITS.

   (c)          Exhibits.  The following exhibits are furnished herewith:

   EXHIBIT NO.       DESCRIPTION

     99(a) Text of press release issued by OneBeacon Insurance Group, LLC. ("OneBeacon") dated December 20, 2002.

ITEM 9.        REGULATION FD DISCLOSURE.

In a press release dated December 20, 2002, OneBeacon (the "Company"), a wholly-owned subsidiary of White Mountains Insurance Group, Ltd. (the "Registrant") announced that a jury in Federal District Court in Arkansas returned a verdict against the Company in a case involving a claim by an insurance agent that its agency agreement had been improperly terminated in 1999. The award against the Company consisted of approximately $1.2 million in compensatory damages and $32.6 million in punitive damages. OneBeacon strongly believes there are meritorious grounds for setting aside the verdict and intends to vigorously pursue those matters with the District Court. OneBeacon's press release dated December 20, 2002 is furnished herewith as Exhibit 99(a) and is incorporated by reference in its entirety.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        WHITE MOUNTAINS INSURANCE GROUP, LTD.



Dated: December 30, 2002                By: /s/ J. BRIAN PALMER
                                            ----------------------------
                                            J. Brian Palmer
                                            Chief Accounting Officer